UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2020

MarineMax, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Florida	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2600 McCormick Drive, Suite 200, Clearwater, Florida		33759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		727-531-1700

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HZO	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

Sales and Service Agreements with Sea Ray and Boston Whaler

On October 30, 2020, MarineMax, Inc. (the “Company”) and the Sea Ray and Boston Whaler Divisions of Brunswick Corporation (each separately “Builder” ) each entered into a new Sales and Service Agreement relating to the Builder’s products effective September 1, 2021 and extending through August 31, 2024, under certain conditions, with automatic renewal for successive three-year extensions, unless the agreements are terminated earlier (certain termination provisions are summarized below) or either party gives the other written notice not less than 6 months prior to the end of the then current term of the agreement that the agreement will not renew at the end of such term.

The agreements appoint certain of the Company’s locations, either as a preferred location or a standard location depending on the Builder’s brand concentration in that market, as a dealer for the retail sale, display, and servicing of all products, parts, and accessories currently or in the future sold by the Builder. Preferred locations are three-year terms and Standard locations are one-year terms. Each location can alter between preferred and standard as the brand concentration fluctuates. The agreements designate a designated geographical territory and dealer region for the dealer, which is exclusive to the dealer. The agreements also restrict the dealer from selling, advertising, soliciting for sale, or offering for resale any products outside its territory except as otherwise provided by the Builder’s advertising policy or other applicable policy. In addition, the agreements provide for the lowest product prices charged by the Builder from time to time to other domestic product dealers, subject to the dealer meeting all the requirements and conditions of the applicable programs and the right of the Builder in good faith to charge lesser prices to other dealers to meet existing competitive circumstances.

Under each agreement, the dealer is also required to maintain at each dealer location, unless just a sales location, a service department that is properly staffed, trained and equipped to service the products promptly and professionally and to maintain parts and supplies to service they products properly on a timely basis. The dealer is required to provide or arrange for warranty and service work for the products.

The Builder has agreed to indemnify the Company against any losses to third parties resulting from certain negligent acts or omissions involving the design or manufacture of any of its products or any breach by it of the agreement. The Company has agreed to indemnify each Builder against any losses to third parties resulting from the Company’s negligent acts or omissions involving the dealer’s improper preparation, use or repair of the Builder’s products, statements or representation not specifically authorized by a Builder, damages caused by or related to the installation of any after-market components or any other modification or alteration of the products, and any breach by the Company of the agreement.

The agreements may be terminated:

•

by the Builder, upon 60 days’ prior written notice, if the Company does not have an ability to purchase products via flooring or self-financing or fails to meet its financial obligations as they become due;

•	by mutual consent of the Builder and the Company;

•

by either party, upon 6 months’ prior written notice to the other stating the reasons for termination of the agreement in the event of a material breach or default of any of the material obligations, covenants, representations, warranties, or duties imposed in the agreement or in the Builder’s policies or programs applicable to domestic dealers; provided that the breach or default has not been cured during the notification period;

•

if Builder continues to sell Builder products to the Company after termination or expiration of the agreement, and the Company continues to operate as a dealer for the retail sale, display and servicing of Builder products, from the authorized dealer locations on a month-to-month basis, then either party may terminate the agreement following the end of the then current one month term upon at least 2 months’ prior written notice to the other party;

•

by either party immediately upon 60 days’ prior written notice to the other party if any of the following occur with regard to the other party: (i) the other party ceases to exist; (ii) the other party becomes insolvent, fails to pay debts when due or otherwise takes or fails to take any action which indicates an inability to pay debts when due; or (iii) the other party makes a fraudulent misrepresentation that is material to the agreement;

•

by the Builder upon 60 days’ prior written notice upon the occurrence of: (i) a prohibited assignment, transfer, delegation or subcontracting without consent as described in the agreement; (ii) the commission by the Company of an act of fraud upon the Builder; (iii) the commission by the Company (or any of its officers) of a felony or other act of fraud, moral turpitude or dishonesty which is materially detrimental to the Builder’s reputation or business or which materially impairs the Company’s ability to perform the duties under the agreement; or (iv) the Company fails to pay any lender financing products after the sale of products by the Company (out of trust).

Either party may elect to not extend the term at the expiration of each applicable 3-year period.

This description of the agreement and the transactions contemplated by the agreement is not complete and is qualified in its entirety by the complete terms and conditions of the agreement, a copy of which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended September 30, 2020.

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.
	By:	/s/ Michael H. McLamb Name: Michael H. McLamb Title: Executive Vice President, Chief Financial Officer and Secretary
November 5, 2020